TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

PEMBROKE COMMERCIAL BUILDING
4425 CORPORATION LANE, SUITE 420
P.O.BOX 61185
VIRGINIA BEACH, VIRGINIA 23466-1185
www.troutmansanders.com
TELEPHONE: 757-687-7500
FACSIMILE: 757-687-7510

James J. Wheaton	Direct Dial: 757-687-7719
jim.wheaton@troutmansanders.com	Direct Fax: 757-687-1501

December 27, 2002

Old Dominion Investors’ Trust, Inc.
110 Bank Street
Suffolk, Virginia 23434

Re:    Shares of Old Dominion Investors’ Trust, Inc.

Dear Ladies and Gentlemen:

We refer to Post-Effective Amendment No. 49 to the Registration Statement on Form N-1A (SEC File Nos. 2-9662; 811-597) (the “Registration Statement”) of Old Dominion Investors’ Trust, Inc. (the “Company”) relating to the registration of an indefinite number of Shares of the Company (collectively, “Shares”).

We have been requested by the Company to furnish this opinion as Exhibit 23(i) to the  Registration Statement.

We have examined such records, documents, instruments, and certificates of public officials and of the Company, made such inquiries of the Company, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have examined documents relating to the organization of the Company and the authorization for registration and sale of Shares of the Company. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon and subject to the forgoing, we are of the opinion that:

The issuance and sale of Shares by the Company have been duly and validly authorized by all appropriate action, and assuming delivery of the Shares in accordance with the description set forth in the Registration Statement, as amended, the Shares will be validly issued, fully paid and nonassessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

Very Truly yours,

/s/    TROUTMAN SANDERS LLP
TROUTMAN SANDERS LLP